UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Bylaws

On and effective as of April 27, 2018, the Board of Directors of NetApp, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”) to add a proxy access provision and provide shareholders with the right to call a special meeting.

Proxy Access

The Amended Bylaws provide that a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of a) two directors or b) twenty percent of the Board, provided that the shareholders and nominees satisfy the requirements specified in the Amended Bylaws.

Right to Call Special Meeting

The Amended Bylaws provide that the chairman of the Company’s board of directors or the Company’s chief executive officer shall call a special meeting of shareholders upon the request of a shareholder, or group of shareholders, owning at least 25% of the Company’s outstanding stock continuously for at least one year, provided that the shareholder or shareholders satisfy the requirements specified in the Amended Bylaws.

The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of NetApp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

April 30, 2018	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary